EXHIBIT 99.1

Darden Restaurants Reports Fiscal 2019 Second Quarter Results and
Increases Financial Outlook For The Full Fiscal Year

ORLANDO, Fla., December 18, 2018 /PRNewswire/ -- Darden Restaurants, Inc., (NYSE:DRI) today reported its financial results for the second quarter ended November 25, 2018.

Second Quarter 2019 Financial Highlights, Comparisons Versus Same Fiscal Quarter Last Year

•	Total sales increased 4.9% to $1.97 billion driven by the addition of 40 net new restaurants and a blended same-restaurant sales increase of 2.1%

•	Same-restaurant sales by brand:

+3.5% for Olive Garden	-4.0% for Cheddar's Scratch Kitchen
+2.9% for LongHorn Steakhouse	-1.1% for Yard House
+3.7% for The Capital Grille	-0.8% for Seasons 52
+0.9% for Eddie V’s	-1.1% for Bahama Breeze

•	Reported diluted net earnings per share from continuing operations increased 29.6% to $0.92 and increased 26.0% from last year's adjusted diluted net earnings per share*

•	The Company repurchased approximately $61 million of its outstanding common stock
* See "Non-GAAP Information" below for more details

“We had another quarter of strong and steady performance by continuing to focus on being brilliant with the basics in our restaurants,” said CEO Gene Lee. “We continued to grow market share profitably by strengthening and leveraging our competitive advantages, and our brands are making the appropriate investments while managing costs effectively.”

Segment Performance
Segment profit represents sales, less costs for food and beverage, restaurant labor, restaurant expenses and marketing expenses.

	Q2 Sales			Q2 Segment Profit
($ in millions)	2019	2018	% Change	2019	2018	% Change
Consolidated Darden	$1,973.4	$1,881.5	4.9%
Olive Garden	$998.1	$951.6	4.9%	$184.5	$167.6	10.1%
LongHorn Steakhouse	$412.6	$387.7	6.4%	$65.9	$60.5	8.9%
Fine Dining	$146.7	$140.6	4.3%	$29.6	$27.1	9.2%
Other Business	$416.0	$401.6	3.6%	$48.7	$51.4	(5.3)%

	YTD Sales			YTD Segment Profit
($ in millions)	2019	2018	% Change	2019	2018	% Change
Consolidated Darden	$4,034.8	$3,817.6	5.7%
Olive Garden	$2,050.1	$1,941.4	5.6%	$402.7	$366.7	9.8%
LongHorn Steakhouse	$842.9	$792.1	6.4%	$136.1	$124.0	9.8%
Fine Dining	$276.7	$262.8	5.3%	$50.3	$46.4	8.4%
Other Business	$865.1	$821.3	5.3%	$114.0	$117.3	(2.8)%

U.S. Same-Restaurant Sales Results

	Q2		YTD
	Olive Garden	LongHorn Steakhouse	Olive Garden	LongHorn Steakhouse
Same-Restaurant Sales	3.5%	2.9%	4.4%	3.0%
Same-Restaurant Traffic	(0.8)%	(0.1)%	0.4%	(0.2)%
Pricing	1.9%	1.7%	1.9%	1.6%
Menu-mix	2.4%	1.3%	2.1%	1.6%

Share Repurchase Program
During the quarter, the Company repurchased approximately 0.6 million shares of its common stock for a total cost of approximately $61 million. As of the end of the fiscal second quarter, the Company had approximately $419 million remaining under the current $500 million repurchase authorization.

Updated Fiscal 2019 Financial Outlook
The Company updated its fiscal 2019 forecast for same-restaurant sales growth to approximately 2.5% and its outlook for diluted net earnings per share from continuing operations to range between $5.60 and $5.70. All other aspects of its financial outlook were reaffirmed.

Investor Conference Call
The Company will host a conference call and slide presentation on Tuesday, December 18 at 8:30 am ET to review its recent financial performance. To listen to the call live, please go to https://www.webcaster4.com/Webcast/Page/1007/28506 at least fifteen minutes early to register, download, and install any necessary audio software. Prior to the call, a slide presentation will be posted on the Investor Relations section of our website at: www.darden.com. For those who cannot access the Internet, please dial 1-888-396-9924 and enter passcode 3047110. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About Darden
Darden is a restaurant company featuring a portfolio of differentiated brands that include Olive Garden, LongHorn Steakhouse, Cheddar's Scratch Kitchen, Yard House, The Capital Grille, Seasons 52, Bahama Breeze and Eddie V's. Our people equal our success, and we are proud to employ 180,000 team members in more than 1,700 restaurants. Together, we create memorable experiences for nearly 390 million guests each year in communities across North America. For more information, please visit www.darden.com.

Information About Forward-Looking Statements
Forward-looking statements in this communication regarding our expected earnings performance and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are first made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports. These risks and uncertainties include technology failures including failure to maintain a secure cyber network, food safety and food-borne illness concerns, the inability to hire, train, reward and retain restaurant team members or monitor and proactively respond to employee dissatisfaction, a failure to develop and recruit effective leaders, litigation, unfavorable publicity, an inability or failure to manage the accelerated impact of social media, risks relating to public policy changes and federal, state and local regulation of our business, long-term and non-cancelable property leases, labor and insurance costs, failure to execute a business continuity plan following a disaster, health concerns including food-related pandemics or virus outbreaks, intense competition, failure to drive profitable sales growth, a lack of availability of suitable locations for new restaurants, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products and services, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including interest rates, disruptions in the financial markets, risks of doing business with franchisees, licensees and vendors in foreign markets, failure to protect our intellectual property, impairment in the carrying value of our goodwill or other intangible assets, failure of our internal controls over financial reporting and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Non-GAAP Information
The information in this press release includes financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as adjusted diluted net earnings per share from continuing operations. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. The Company believes that the presentation of certain non-GAAP measures provides useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in this release.

(Analysts) Kevin Kalicak, (407) 245-5870; (Media) Rich Jeffers, (407) 245-4189

Fiscal Q2 Reported to Adjusted Earnings Reconciliation
	Q2 2019				Q2 2018
$ in millions, except EPS	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share	Earnings Before Income Tax	Income Tax Expense	Net Earnings	Diluted Net Earnings Per Share
Reported Earnings from Continuing Operations	$135.3	$19.4	$115.9	$0.92	$113.4	$24.8	$88.6	$0.71
% Change vs Prior Year				29.6%
Adjustments:
Cheddar's integration expenses	—	—	—	—	4.2	1.4	2.8	0.02
Adjusted Earnings from Continuing Operations	$135.3	$19.4	$115.9	$0.92	$117.6	$26.2	$91.4	$0.73
% Change vs Prior Year				26.0%

DARDEN RESTAURANTS, INC.
NUMBER OF COMPANY-OWNED RESTAURANTS

	11/25/18	11/26/17
Olive Garden[1]	858	849
LongHorn Steakhouse	510	496
Cheddar's Scratch Kitchen	158	153
Yard House	75	68
The Capital Grille[2]	58	57
Bahama Breeze	41	39
Seasons 52	42	41
Eddie V's	20	19
Darden Continuing Operations	1,762	1,722
[1]Includes six locations in Canada for all periods presented.
[2]Includes one The Capital Burger restaurant in fiscal 2019.

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	11/25/2018	11/26/2017	11/25/2018	11/26/2017
Sales	$1,973.4	$1,881.5	$4,034.8	$3,817.6
Costs and expenses:
Food and beverage	563.3	542.9	1,146.6	1,098.1
Restaurant labor	662.4	622.4	1,341.7	1,246.6
Restaurant expenses	361.0	351.5	718.9	694.4
Marketing expenses	58.0	58.1	124.5	124.1
General and administrative expenses	95.1	98.9	199.6	196.9
Depreciation and amortization	82.8	78.8	163.5	154.9
Impairments and disposal of assets, net	2.7	—	2.8	(0.8)
Total operating costs and expenses	$1,825.3	$1,752.6	$3,697.6	$3,514.2
Operating income	148.1	128.9	337.2	303.4
Interest, net	12.8	15.5	25.9	30.5
Earnings before income taxes	135.3	113.4	311.3	272.9
Income tax expense	19.4	24.8	26.5	63.0
Earnings from continuing operations	$115.9	$88.6	$284.8	$209.9
Losses from discontinued operations, net of tax expense (benefit) of $0.7, $(2.5), $(0.4) and $(3.5), respectively	(0.3)	(3.9)	(3.0)	(6.2)
Net earnings	$115.6	$84.7	$281.8	$203.7

Basic net earnings per share:
Earnings from continuing operations	$0.94	$0.72	$2.30	$1.69
Losses from discontinued operations	(0.01)	(0.03)	(0.03)	(0.05)
Net earnings	$0.93	$0.69	$2.27	$1.64
Diluted net earnings per share:
Earnings from continuing operations	$0.92	$0.71	$2.26	$1.66
Losses from discontinued operations	—	(0.04)	(0.02)	(0.05)
Net earnings	$0.92	$0.67	$2.24	$1.61
Average number of common shares outstanding:
Basic	123.9	123.6	123.9	124.4
Diluted	125.8	125.5	125.8	126.4

DARDEN RESTAURANTS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)

	11/25/2018	5/27/2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$139.7	$146.9
Receivables, net	80.5	83.7
Inventories	209.4	205.3
Prepaid income taxes	20.7	15.9
Prepaid expenses and other current assets	99.8	89.9
Assets held for sale	11.1	11.9
Total current assets	$561.2	$553.6
Land, buildings and equipment, net	2,521.1	2,429.8
Goodwill	1,183.7	1,183.7
Trademarks	950.8	950.8
Other assets	332.4	351.7
Total assets	$5,549.2	$5,469.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$301.3	$277.0
Short-term debt	45.0	—
Accrued payroll	139.8	177.5
Accrued income taxes	4.5	—
Other accrued taxes	56.8	56.6
Unearned revenues	388.6	415.8
Other current liabilities	449.3	457.6
Total current liabilities	$1,385.3	$1,384.5
Long-term debt	927.1	926.5
Deferred income taxes	125.1	114.0
Deferred rent	339.2	318.0
Other liabilities	522.2	531.8
Total liabilities	$3,298.9	$3,274.8
Stockholders’ equity:
Common stock and surplus	$1,675.5	$1,631.9
Retained earnings	662.5	657.6
Treasury stock	(7.8)	(7.8)
Accumulated other comprehensive income (loss)	(78.7)	(85.2)
Unearned compensation	(1.2)	(1.7)
Total stockholders’ equity	$2,250.3	$2,194.8
Total liabilities and stockholders’ equity	$5,549.2	$5,469.6

DARDEN RESTAURANTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	11/25/2018	11/26/2017
Cash flows—operating activities
Net earnings	$281.8	$203.7
Losses from discontinued operations, net of tax	3.0	6.2
Adjustments to reconcile net earnings from continuing operations to cash flows:
Depreciation and amortization	163.5	154.9
Stock-based compensation expense	31.6	18.1
Change in current assets and liabilities and other, net	(46.0)	(68.8)
Net cash provided by operating activities of continuing operations	$433.9	$314.1
Cash flows—investing activities
Purchases of land, buildings and equipment	(233.0)	(197.7)
Proceeds from disposal of land, buildings and equipment	0.8	3.1
Cash used in business acquisitions, net of cash acquired	—	(40.4)
Purchases of capitalized software and changes in other assets, net	(9.6)	(5.8)
Net cash used in investing activities of continuing operations	$(241.8)	$(240.8)
Cash flows—financing activities
Proceeds from issuance of common stock	41.7	17.4
Dividends paid	(186.0)	(157.0)
Repurchases of common stock	(92.3)	(188.9)
Proceeds from issuance of short-term debt, net	45.0	153.5
Principal payments on capital and financing leases	(3.2)	(2.3)
Other, net	0.1	(8.2)
Net cash used in financing activities of continuing operations	$(194.7)	$(185.5)
Cash flows—discontinued operations
Net cash used in operating activities of discontinued operations	(4.6)	(6.2)
Net cash used in discontinued operations	$(4.6)	$(6.2)

Decrease in cash and cash equivalents	(7.2)	(118.4)
Cash and cash equivalents - beginning of period	146.9	233.1
Cash and cash equivalents - end of period	$139.7	$114.7